Exhibit 3.56
State of Missouri
Rebecca McDowell Cook, Secretary of State
P.O. Box 778, Jefferson City, Mo. 65102
Corporation Division
Amendment of Articles of Incorporation
(To be submitted in duplicate)
Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
1.	The present name of the Corporation is Premier Healthcare, Inc.

The name under which it was originally organized was Premier Healthcare, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on December 19, 1997

3.	Article Number 1 is amended to read as follows:
The name of the Corporation is EduCare Community Living Corporation — Missouri. The amendment shall be effective on December 31, 1997 at midnight.
4.	Of the shares outstanding, of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

7.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

IN WITNESS WHEREOF, the undersigned, Kevin H. King, Vice President has executed this instrument and Secretary Anne M. Sturtz has affixed its corporate seal hereto and attested said seal on the                      day of                                         , 19                    .

Place
CORPORATE SEAL
Here
(if no seal, state “None.”)

Premier Healthcare Inc.

Name of Corporation
ATTEST:

By:

Secretary or Assistant Secretary	President or Vice President
State of Ohio                      }
County of Franklin             } ss.
     I, Kathryn H. Bell, a Notary Public, do hereby certify that on this 29th day of December, 1997, personally appeared before me Kevin H. King who, being by me first duly sworn, declared that he is the Vice President of Premier Healthcare, Inc. that he signed the foregoing documents as Vice President of the corporation, and that, the statements therein contained are true.
(Notarial Seal)

My commission expires

State of Missouri
Rebecca McDowell Cook, Secretary of State
P.O. Box 778, Jefferson City, Mo. 65102
Corporation Division
Articles of Merger
(To be submitted in duplicate)
Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation certify the following

(1)	That	Premier Healthcare, Inc.	of Missouri

		(Name of Corporation)	(Parent State)

(2)	That	EduCare Community Living Corporation – Missouri	of Missouri

		(Name of Corporation)	(Parent State)

(3)	That			of

		(Name of Corporation)			(Parent State)
*effective December 31, 1997 at midnight

		are hereby merged and that the above named	Premier Healthcare, Inc.

			(Name of Corporation)		(Parent State)
is the surviving corporation.
(4)	That the Board of Directors of Premier Healthcare, Inc. met on and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles

(5)	That the Board of Directors of	EduCare Community Living Corporation – Missouri

		(Name of Corporation)	(Parent State)

met on December, 1997 and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles

(6)	That the Board of Directors of

		(Name of Corporation)	(Parent State)

met on and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles
(7)	The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of Premier Healthcare, Inc . held on Dec. , 1997 at By consent and at such meeting there were 100 shares entitled to vote and 100 voted in favor and -0- voted against said plan.

(8)	The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of at By consent and at such meeting there were 100 shares entitled to vote and 1,000 voted in favor and voted against said plan.

(9)	The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of held on at and at such meeting there were shares entitled to vote and voted in favor and voted against said plan.

(10)	PLAN (unreadable text here...)
1.	Premier Healthcare, Inc.

2.	All of the property, rights, privileges, leases and patents of the EduCare Community Living Corporation Missouri Corporation and Corporation are to be transferred to and become the property of Premier Healthcare. Inc. the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments, and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

3.	The officers and board of directors of Premier Healthcare, Inc. shall continue in office until their successors are duly elected and qualified under the provisions of the by laws of the surviving corporation..

4.	The outstanding shares of EduCare Community Living Corporation – Missouri shall be exchanged for shares of Premier Healthcare, Inc. on the following basis:
Ten for One
5.	The outstanding shares of shall be exchanged for shares of on the following basis:

6.	The articles of incorporation of the survivor are amended as follows:

Article the name of the Corporation is to be changed to EduCare Community Living Corporation - Missouri, effective midnight on December 31, 1997.

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

CORPORATE SEAL		Premier Healthcare, Inc.

(Name of Corporation)

By:

ATTEST:

By	/s/ Anne M. Sturtz

CORPORATE SEAL		Educare Community Living Corporation — Missouri*
(Name of Corporation)

By:

ATTEST:

By	/s/ Anne M. Sturtz

State of Ohio	)

County of Franklin	)
     I, Kathryn H. Bell, a Notary Public, do hereby certify that on the 29th day of December, 1997 personally appeared before me Kevin H. King who being by me first duly sworn, declared that he is the Vice President of Premier Healthrare, Inc. that he signed the foregoing documents as Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ Kathryn H. Bell

My commission expires

State of ______________________)
County of ____________________)
     I, Kathryn H. Bell, a Notary Public,
     do hereby certify that on the 29th day of December, 1997 personally appeared before me Kevin H. King who being by me first duly sworn, declared that he is the Vice President of EduCare Community Living Corporation — Missouri that he signed the foregoing documents as Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ Kathryn H. Bell

My commission expires

State of _________________________)
County of _______________________)
     I,                                                             a Notary Public, do hereby certify that on the                       day of                                          personally appeared before me                                                              who being by me first duly sworn, declared that he is the of                                                                                   that he signed the foregoing documents as                                          of the corporation, and that the statements therein contained are true.

(Notarial Seal)

My commission expires

ARTICLES OF INCORPORATION
EDUCARE COMMUNITY LIVING CORPORATION-MISSOURI
The undersigned natural person of the age of eighteen years or more for there purpose of forming a corporation under the General and Business Corporation Law of Missouri a opts the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation is EDUCARE COMMUNITY LIVING CORPORATION MISSOURI.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to provide services to persons with disabilities and all other legal acts permitted general and business corporations.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is 1,000 of common stock at a par value of $100
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor performed or property actually received..
ARTICLE SIX
The street address of its initial registered office is 1125 Illinois, Joplin, Missouri 64801, and the name of its registered agent at such address is Jo Rainwater
ARTICLE SEVEN
The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

Dennis R Latimer	6034 W Courtyard Dr, Suite 150, Austin, Texas 78730
Dennis C. Henegar	6034 W Courtyard Dr., Suite 150, Austin, Texas ‘78’730

Kevin H. King	5555 Parkcenter Circle, Suite 200, Dublin, OH 43017-3586
ARTICLE EIGHT
The name and place of residence of the incorporator is:

M. Gayle Rolland	12000 W Cow Path, Austin, Texas 7872 7
IN WITNESS WHEREOF, these Articles of Incorporation have been signed this ( 2 day of                                         , 1997.

/s/ M. Gayle Rolland
M.. Gayle Rolland
State of Texas
County of Travis
     I, Ann Thompson, a Notary Public, do hereby certify that on this ___ day of                     , 1997, personally appeared before me who being by me fast duly sworn, (severally) declared that she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

Notary Public

My commission expires

My County of commission is Travis

ARTICLES OF INCORPORATION
PREMIER HEALTHCARE, INC.
The undersigned, Richard D. Chaney, acting as incorporator of a corporation under the Missouri Business Act, hereby adopts the following Articles of Incorporation for such corporation..
ARTICLE ONE
The name of the corporation is PREMIER HEALTHCARE, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to perform management responsibilities for Long Term Care and Retirement facilities and further, to engage in any lawful business..
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is 30,000 shares without par value.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00), consisting of money, labor performed or property actually received..
ARTICLE SIX
The street address of its initial registered office is Route 7, Box 150, Joplin, Missouri 64801, and the name of its registered agent at such address is Richard D. Chaney.
ARTICLE SEVEN
The number of Directors constituting the initial Board of Directors is four (4), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are: Richard D. Chaney, Route 7, Box 150, Joplin, Missouri 64801; Darlene B. Chaney, Route 7, Box 150, Joplin, Missouri 64801; Michael R.. Chaney, 1221 Mississippi St,, Joplin, Missouri 64801; and Cindy T Chaney, 1221 Mississippi St., Joplin, Missouri 64801,

ARTICLE EIGHT
The name and address of the incorporator is: Richard D, Chaney, Route 7, Box 150, Joplin, Missouri 64801.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this                      day of                                                             , 1991

/s/ Richard D. Chaney

Richard D. Chaney
State of
County of
     I,                                                                                 , a Notary Public, do hereby certify that on this                      day of                                         , 19___, personally appeared before me, who being by me                                                                                  (and                                                                                  who being first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

NOTARIAL SEAL	/s/ Debra J. Kolb

DEBRA J. KOLB

My commission expires